Exhibit 5.1

1345 Avenue of the Americas
New York, NY 10105-0302
Telephone: (212) 370-1300
Facsimile: (212) 370-7889
www.egsllp.com

February 23, 2016

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Empire Resorts, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time, on a continuous or delayed basis, of 27,079,454 shares (the “Shares”) of common stock, $0.01 par value per share, owned by the selling stockholder identified in the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company to effect the registration of the Shares under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,